Exhibit 99.1
BLOUNT INTERNATIONAL, INC.
2014 EQUITY INCENTIVE PLAN

BLOUNT INTERNATIONAL, INC.
2014 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL PROVISIONS

1.1 Establishment and Purposes of Plan. Blount International, Inc., a Delaware corporation (the
“Corporation”), hereby establishes an equity incentive plan to be known as the “Blount International, Inc. 2014
Equity Incentive Plan” (the “Plan”). The objectives of the Plan are (i) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Corporation and its affiliates; and (ii) to attract, motivate and retain employees, directors, consultants and other persons who perform services for the Corporation by providing compensation opportunities that are competitive with other companies; and (iii) to align the long-term financial interests of employees’ and other Eligible Participants with those of the Corporation’s stockholders.

1.2 Types of Awards. Awards under the Plan may be made to Eligible Participants who are Employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, (vii) Performance Units, (viii) Other Stock Awards, or (ix) any combination of the foregoing. Awards under the Plan may be made to Eligible Participants who are not employees in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Restricted Stock Units, or (v) any combination of the foregoing.

1.3 Effective Date. This Plan will become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect as provided in Article 15.

ARTICLE 2 - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Agreement” means the written agreement evidencing an Award granted to the Participant under the
Plan.

2.2 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Other Stock Award or combination of these.

2.3 “Board” means the Board of Directors of the Corporation.

2.4 “Cause” means “Cause”, as defined in the Participant’s Employment Agreement, or if such agreement does not define Cause or the Participant does not have an Employment Agreement, “Cause” means, unless provided otherwise in the Employment Agreement, the involuntary termination of a Participant by the Corporation for any of the following reasons: (a) as a result of an act or acts by the Participant which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses); (b) as a result of one or more acts by a Participant which in the good faith judgment of the Board are believed to be in violation of law or of policies of the Corporation and which result in demonstrably material injury to the Corporation; (c) as result of an act or acts of proven dishonesty by the Participant resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Participant at the expense of the Corporation or public shareholders of the Corporation; or (d) upon the willful and continued failure by the Participant to perform his duties with the Corporation (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability), after a demand in writing for substantial performance is delivered by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the Participant has not substantially performed his duties. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Corporation. The determination of “Cause” shall be made by the Committee based upon the information provided to it.

1

2.5 “Change in Control” means any of the following events:

(a) the acquisition, directly or indirectly, by any “person” (as such term is used in Sections 13(d) and
14(d) of the Exchange Act), of securities of the Corporation representing an aggregate of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities (excluding the acquisition by persons who own such amount of securities on the Effective Date); or

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

(c) consummation of (i) a merger, consolidation or other business combination of the Corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation, or such surviving entity or parent of affiliate thereof, outstanding immediately after such merger, consolidation or business combination, or (ii) a plan of complete liquidation of the Corporation or consummation of the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets;

(d) a sale of more than 50% of the assets of the Corporation.

Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation that is subject to the rules under Section 409A becomes payable under this Plan by reason of a Change in Control (as opposed to another event, such as a separation from service), such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A. Other rights of a Participant related to a Change in Control, such as vesting, shall not be affected by the limitations of this paragraph.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7 “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Plan pursuant to Article
3 of the Plan. To the extent required by applicable law, if any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

2.8 “Corporation” means Blount International, Inc., a Delaware corporation, and its successors and assigns.

2.9 “Director” means any individual who is a member of the Board of Directors of the Corporation; provided, however, that any Director who is employed by the Corporation or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

2.10 “Disability” means, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), the inability of the

Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. For a Director, Disability shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. The determination of Disability shall be made by the Committee based upon the information provided to it and, to the extent applicable, consistent with the requirements of Section 409A.

2.11 “Effective Date” of the Plan shall have the meaning ascribed to such term in Section 1.3 hereof.

2.12 “Eligible Participant” means an employee of the Employer (including an officer), as well as any other person, including a Director and a consultant or other person who provides bona fide services to the Employer, as shall be determined by the Committee.

2.13 “Employer” means the Corporation and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Corporation within the meaning of Code Sections 424(e) and
424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Corporation shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.14 “Employment Agreement” means with respect to a Participant who is an employee, the written agreement between the Corporation or a Subsidiary and the employee providing for the terms of such employee’s employment with the Corporation or a Subsidiary, as it may be amended from time to time.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.16 “Fair Market Value” means the fair market value of a Share, as determined in good faith by the
Committee, as follows:

(a) If the Shares are listed on the New York Stock Exchange (NYSE) on the given date, Fair Market Value on such date shall be the closing price for a Share on the NYSE on such date, or if no sale was reported on such date, on the last preceding day on which a sale was reported on the NYSE;

(b) if the Shares are listed on a national or regional securities exchange other than the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the securities exchange on such date or, if no sale was reported on such date, on the last preceding day on which a sale was reported on such exchange; or

(c) if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.

For purposes of subsection (b) above, if Shares are not traded on the NYSE but they are traded on more than one securities exchange on the given date, then the following exchange shall be referenced to determine Fair Market Value: (i) the NASDAQ, or (ii) if shares are not traded on the NASDAQ, the largest exchange on which Shares are traded.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section
409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify as performance-based compensation under Code section 162(m), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section
162(m), as applicable.

2.17 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

2.18 “Insider” shall mean, to the extent such provisions are applicable, an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.19 “Named Executive Officer” means, to the extent such provisions are applicable, a Participant who is one of the group of “covered employees” as defined in the regulations promulgated or other guidance issued under Code Section 162(m), as determined by the Committee.

2.20 “Net-Exercise” means a procedure by which the Participant will be issued a number of whole Shares upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

“N” = the number of Shares to be issued to the Participant upon exercise of the Option;

“X” = the total number of Shares with respect to which the Participant has elected to exercise the Option;

“A” = the Fair Market Value of one (1) Share determined on the exercise date; and

“B” = the exercise price per Share (as defined in the Participant’s Award Agreement).

2.21 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under
Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an
Option.

2.24 “Other Stock Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock, or Performance Unit, that is granted pursuant to Article 9.

2.25 “Participant” means an Eligible Participant to whom an Award has been granted.

2.26 “Performance Measures” means the performance measures set forth in Article 10 which are used for performance-based Awards to Participants, including Named Executive Officers.

2.27 “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but, if applicable, not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee determines that compliance with Code Section 162(m) is not required or desirable.

2.28 “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or Shares, or any combination thereof, as determined by the Committee, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee does not intend for such Award to comply with Code Section 162(m).

2.29 “Permitted Transferee” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. Appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Corporation at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant.

2.30 “Plan” means the Blount International, Inc. 2014 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

2.31 “2006 Plan” means the Blount International, Inc. 2006 Equity Incentive Plan, as amended.

2.32 “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restrictions and conditions, including performance conditions, as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any dividends or distributions with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.33 “Restricted Stock Units” or “RSUs” means a right granted under Section 7 of the Plan, subject to such restrictions and conditions as determined by the Committee, to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

2.34 “Restriction Period” means the period commencing on the date an Award of Restricted Stock or
Restricted Stock Units is granted and ending on such date as the Committee shall determine.

2.35 “Retirement” means, unless the Agreement provides otherwise, “Retirement” as defined in the Participant’s Employment Agreement or, if such agreement does not define such term or the Participant does not have an Employment Agreement, “Retirement” means termination of employment (other than an involuntary termination for Cause) at any time (i) on or after attainment of age 55 and completion of 10 years of service, or (ii) on or after attainment of age 65, provided that for an Award subject to Section 409A, only subsection (ii) shall apply.

2.36 “Section 409A” means Section 409A of the Code and the regulations and rulings thereunder.

2.37 “Share” means one share of common stock, par value $0.01 per share, of the Corporation, and as such
Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.38 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 of the Plan that provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified exercise price.

ARTICLE 3 - ADMINISTRATION

3.1 General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members, or to officers of the Corporation, such of its powers as it deems appropriate.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive discretionary right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock Awards subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the
Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c) In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d) All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Corporation, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

(e) No Award to a Participant may be repriced, replaced, regranted through cancellation, or modified for such Participant without stockholder approval (except for adjustments provided for in Section 4.3), if the effect would be to reduce the exercise price for such Participant for the Shares underlying such Award. Further, the Committee may not, without stockholder approval, cancel an outstanding Option at a time when the Fair Market Value of the Shares covered by the Option is less than the exercise price of the Option for the purpose of granting a replacement Award of a different type.

3.3 Delegation of Authority. Except with respect to Named Executive Officers and Insiders (to the extent such rules are applicable), the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

3.4 Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement, or such other form or forms, including electronic media, as the Committee may approve from time to time. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement in order for the Award to be effective.

3.5 Authority To Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors, officers or as members of the Committee, directors and officers of the Corporation and the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party or reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Corporation, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the director, officer or Committee member has been grossly negligent or engaged in willful misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a director, officer or Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. (a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is 4,726,363 Shares, plus the number of Shares subject to outstanding grants under the 2006 Plan that are later forfeited or expire in accordance with the terms of such grants. The number of Incentive Stock Options that may be issued under the Plan is up to
1,500,000. Shares to be issued under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Corporation as treasury shares, including Shares purchased in the open market or in private transactions. Upon approval of this Plan by the stockholders of the Corporation on July 20, 2014, no further grants will be made under the 2006 Plan. Awards made under the
2006 Plan will remain outstanding in accordance with their terms.

(b) The following rules shall apply for purposes of determining the number of Shares available for issuance under the Plan:
(i) Each Option shall be counted as one Share subject to an Award and deducted from the Award pool.
(ii) Each share of Restricted Stock, each Restricted Stock Unit that may be settled in Shares and each Other Stock Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award pool. Restricted Stock Units and Other Stock Awards that may not be settled in Shares shall not result in a deduction from the Award pool.
(iii) Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Award pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award pool. Performance Shares and Performance Units that may not be settled in Shares shall not result in a deduction from the Award pool.
(iv) Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award pool.
(v) If, for any reason, any Shares awarded or subject to issuance under the Plan are not issued, or are reacquired by the Company from the Participant or the Participant’s transferee, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Share or Performance Unit or the settlement of an Award in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award pool. In addition, if the tax withholding obligation, exercise price or purchase price under an Award is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the Award or by Shares tendered by the Participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall again be available for issuance pursuant to an Award under this Plan and shall be added back to the Award pool.

4.2 Individual Limits. Subject to adjustment as provided in Section 4.3, and except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance- based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:

(a) Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Seven Hundred Fifty Thousand (750,000).

(b) Restricted Stock and Restricted Stock Units. The maximum number of Shares of Restricted Stock and Restricted Stock Units that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Two Hundred Thousand (200,000) Shares and Units.

(c) Performance Shares and Performance Units. The maximum number of Performance Shares and Performance Units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal Two Hundred Thousand (200,000) Shares and One Million Dollars ($1,000,000) for the maximum cash value. This limitation shall be applied based on the maximum amount that could be paid under the Award of Performance Shares and Performance Units.

(d) Other Stock Awards. The maximum number of Other Stock Awards (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal Two Hundred Thousand (200,000) Shares and One Million Dollars ($1,000,000). This limitation shall be applied based on the maximum amount that could be paid under each Other Stock Award.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Corporation or sale or other disposition by the Corporation of all or a portion of its assets, any other change in the Corporation’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Corporation, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Corporation or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:

(a) the number and class of stock or other securities that comprise the Award pool as set forth in
Section 4.1;

(b) the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as set forth in Section 4.2;

(c) the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;

(d) the Option exercise price under outstanding Options, the SAR exercise price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares.

It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code Section 424, Code Section 409A, and Code Section 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons

ARTICLE 5 - STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

5.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an ISO or NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Corporation or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Corporation or upon the occurrence of other events as specified in the Agreement.

5.6 Payment. Options shall be exercised by the delivery of a notice of exercise to the Corporation through such electronic, written or other means as may be established by the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Corporation in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), (d) by delivery of a properly executed notice electing a Net Exercise, or (e) by any combination of the foregoing. The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to applicable laws, rules and regulations), no NQSO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8 Purchased Options. The Committee shall also have the authority to grant Options to Participants in exchange for a stated purchase price for such Option (which may be payable by the Participant directly or, at the election of the Participant, may be offset from bonus or other amounts owed to the Participant by the Corporation).

5.9 Special Rules for ISOs. In no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

ARTICLE 6 - STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A Stock Appreciation Right (SAR)may be granted to an eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A SAR shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. The exercise price for a SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted. Except with respect to a Tandem SAR, SARs granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to continuing employment, which need not be the same for each grant or each Participant. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement. SARs shall not be transferable and shall be subject to the same transferability restrictions as Incentive Stock Options.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs , the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

6.3 Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market

Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in accordance with such rules as the Committee may establish.

ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock Awards and Restricted Stock Unit Awards may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Awards of Restricted Stock/Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock, deferred grants of Restricted Stock or Restricted Stock Units.

7.2 Nontransferability. Except as otherwise provided in this Article 7 or an Agreement, Restricted Stock and Restricted Stock Units may not be sold, exchanged, transferred, pledged, or otherwise alienated or hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units (other than by will or by the laws of descent and distribution). Further, except as otherwise provided in the applicable Agreement, a Participant’s rights with respect to Shares of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.

7.3 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

7.4 Dividends and Other Distributions. Except as provided in this Article 7 or in the Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award.

ARTICLE 8 - PERFORMANCE SHARES AND UNITS

8.1 Grant of Performance Shares/Units. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 10.

8.3 Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met.

8.4 Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan and the applicable Agreement, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or Shares (or a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award.

8.5 Dividends and Other Distributions. A Participant receiving a Performance Share/Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Performance Shares/Units only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on Performance Shares/ Units shall be subject to the same restrictions on vesting and payment as the underlying Award.

8.6 Nontransferability. Except as otherwise provided in this Article 8 or the applicable Agreement, Performance Shares/Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 9 - OTHER STOCK AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not otherwise specifically provided for in the Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation. The Other Stock Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Stock Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant, unless the Other Stock Award is granted in replacement for an award previously granted by an entity that is assumed by the Corporation in a business combination, provided that the Committee determines that the Other Stock Award preserves the economic benefit of the replaced award.

ARTICLE 10 - PERFORMANCE MEASURES

The Committee may, in its discretion, include performance conditions in any Award. The Performance Measure(s) to be used for purposes of Awards under the Plan shall be chosen from among the following (which may relate to the Corporation or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on incremental equity, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost goals, budget goals, growth expansion goals, or goals related to acquisitions or divestitures. The Committee can establish other Performance Measures for

Performance Awards that are not intended to qualify as performance-based compensation under Code Section 162(m). To the extent required to comply with the requirements of Code Section 162(m), the Corporation will submit the Performance Measures for shareholder approval.

The Committee may in determining whether performance targets have been met adjust the Corporation’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, stock dividends, stock splits, recapitalizations or other changes in the capital structure of the Corporation, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining whether the performance targets have been met for an Award to the Chief Executive Officer (and such other Participants as the Committee may determine) that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall exclude unusual items whose exclusion has the effect of increasing relative performance if such items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto. The Committee shall retain the discretion to adjust Awards upward or downward, subject, where applicable, to the limitations of Section 162(m).

ARTICLE 11 - BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12 - DEFERRALS

12.1 Deferral Arrangements. The Committee may permit or require a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Corporation such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant pursuant to an Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

12.2 Section 409A Compliance. The Plan shall at all times be interpreted and operated in compliance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Corporation or the Committee shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A or would result in a “plan failure” under Section 409A. Any provision in the Plan that is determined to violate the requirements of Section 409A or that would result in a “plan failure” under Section 409A shall be void and without effect. In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. The Corporation and the Committee shall have the authority to delay the commencement of all or a part of the payments to a Participant under the Plan if the Participant is a “key employee” of the Corporation (as determined by the Corporation in accordance with procedures established by the Corporation that are consistent with Section 409A) to a date which is six months after the date of Participant’s separation from service (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Corporation and the Committee will take into account any transitional rules and exemption rules available under Section 409A.

ARTICLE 13 - WITHHOLDING

13.1 Tax Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or stock-settled SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14 - FOREIGN EMPLOYEES

In order to facilitate the making of any grant of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Corporation or any Employer outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

ARTICLE 15 - AMENDMENT AND TERMINATION

15.1 Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in its discretion in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Code Section 162(m) or Section 422 and/or the rules of the New York Stock Exchange or any exchange upon which the Corporation lists the shares for trading or other applicable law, rule or regulation, no amendment shall be effective unless approved by the stockholders of the Corporation at an annual or special meeting.

15.2 Amendment of Award Agreement; Repricing. The Committee may, at any time, in its discretion amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 15.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, in its discretion amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Corporation.

15.3 Termination of Plan. No Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date, the date the stockholders of the Corporation approved the Plan.

15.4 Recoupment of Compensation or Cancellation of Awards. Awards under the Plan shall be subject to any policy of recoupment of compensation adopted or amended from time to time by the Board or the Committee, including, without limitation, any policy it deems necessary or desirable to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange Commission and applicable listing standards of a national securities exchange adopted in accordance with either of these Acts which policy is incorporated into this Plan, the Awards and the Agreements. The Committee may provide in the Agreement that if a Participant engages in any “detrimental activity” (as defined in the Agreement), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award and require the Participant to pay to the Corporation the fair market value of the compensation received by the Participant from the Award.

ARTICLE 16 - MISCELLANEOUS PROVISIONS

16.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop- transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation or Committee.

Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

16.2 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. Awards under the Plan are not part of the normal or expected compensation of the Participant, for any purpose, including without limitation for purposes of calculating any benefits, severance, resignation, termination, redundancy, end of service payment, bonuses, long- service awards, pension or retirement benefits or similar payments, and Participants will have no entitlement to compensation or damages as a consequence of Participant’s forfeiture of any unvested portion of any Award as a result of the termination of Participant’s employment by the Corporation or any Subsidiary for any reason. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be an unfunded and unsecured obligation of the Corporation and a Participant’s rights shall be no greater than the right of an unsecured general creditor of the Corporation.

16.3 Data Privacy; Transfer of Data. By accepting an Award, a Participant (a) explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of any of Participant’s personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understands that the Corporation and any Subsidiary may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all Awards or entitlements to Shares granted to Participant under the Plan or otherwise (“Data”), (c) understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the

Shares issued with respect to an Award may be deposited, and that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country; (d) waives any data privacy rights Participant may have with respect to the Data; and (e) authorizes the Corporation and any Subsidiary and its agents to store and transmit such information in electronic form.

16.4 Compliance with Laws.

(a) At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate.

(b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

16.5 Successors. The terms of the Plan shall be binding upon the Corporation, and its successors and assigns
(whether by purchase, merger, consolidation or otherwise).

16.6 Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof.

16.7 Legal Construction.

(a) Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

16.8 Retirement And Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Corporation’s retirement or deferred compensation plans (whether qualified or non- qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

IN WITNESS WHEREOF, this Plan is executed as of the 30 day of April, 2014.

BLOUNT INTERNATIONAL, INC.

By: /s/ Calvin E. Jenness
Calvin E. Jenness
Senior Vice President and Chief Financial Officer

ATTEST:

By: /s/ Chad E. Paulson
Chad E. Paulson
Vice President, General Counsel & Secretary

17